EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                   Year Ended December 31,
                                                                           ----------------------------------------
                                                                              1996           1995           1994
                                                                           ----------     ----------      ---------
                             CANADIAN GAAP                                  (Amounts in thousands except per share
                                                                                           amounts)
PRIMARY EPS:
     Weighted average shares outstanding                                       13,104          6,870          6,240
                                                                           ----------     ----------      ---------
     Net income                                                            $    8,744     $      714      $   1,163
                                                                           ----------     ----------      ---------

     PRIMARY EARNINGS PER COMMON SHARE                                     $     0.67     $     0.10      $    0.19
                                                                           ==========     ==========      =========


FULLY DILUTED EPS:
     Weighted average shares outstanding                                       13,104          6,870          6,240
     Assumed conversions:
         Convertible debentures                                                   391         (a)            (a)
         Warrants                                                                 750         (a)            (a)
         Stock options                                                          1,053         (a)            (a)
         Convertible preferred                                                 (a)            (b)            (b)
                                                                           ----------     ----------      ---------

      ADJUSTED SHARES OUTSTANDING                                              15,298          6,870          6,240
                                                                           ----------     ----------      ---------

      Net income                                                           $    8,744     $      714      $   1,163
      Adjustments:
         Interest on subordinated debentures                                      126         (a)            (a)
         Interest on warrant proceeds                                             245         (a)            (a)
         Interest on option proceeds                                              365         (a)            (a)
         Imputed preferred dividend                                            (a)            (b)            (b)
                                                                           ----------     ----------      ---------

      ADJUSTED NET INCOME                                                  $    9,480     $      714      $   1,163
                                                                           ----------     ----------      ---------

      FULLY DILUTED EARNINGS PER COMMON SHARE                              $     0.62     $     0.10      $    0.19
                                                                           ==========     ==========      =========

(a) Anti-dilutive or immaterial
(b) Not applicable for this period


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






                                   EXHIBIT 11
                             DENBURY RESOURCES INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                                                                       Year Ended December 31,
                                                                                -------------------------------------
                                                                                  1996          1995          1994
                                                                                --------      ---------     ---------
                                 U.S. GAAP                                        (Amounts in thousands except per
                                                                                           share amounts)
PRIMARY EPS:
     Weighted average shares outstanding                                          13,104          6,870         6,240
     Net adjustments after assumed repurchases of stock with proceeds from:
        Warrants                                                                     280         (a)           (a)
        Stock options                                                                221         (a)           (a)
                                                                                --------      ---------     ---------

     ADJUSTED SHARES OUTSTANDING                                                  13,605          6,870         6,240
                                                                                --------      ---------     ---------
     NET INCOME                                                                 $  8,744      $     714     $   1,163
                                                                                --------      ---------     ---------

     PRIMARY EARNINGS PER COMMON SHARE                                         $    0.64      $    0.10     $    0.19
                                                                               =========      =========     =========

FULLY DILUTED EPS:
     Weighted average shares outstanding                                          13,104          6,870         6,240
     Assumed Conversions:
        Convertible debentures                                                       391         (a)           (a)
     Net adjustments after assumed repurchases of stock with proceeds from:
         Warrants                                                                    402         (a)           (a)
         Stock options                                                               397         (a)           (a)
         Convertible preferred                                                    (a)            (b)           (b)
                                                                               ---------       --------      ---------
      ADJUSTED SHARES OUTSTANDING                                                 14,294          6,870         6,240
                                                                               ---------       --------      ---------
      Net income                                                               $   8,744      $     714      $  1,163
      Adjustments:
         Interest on subordinated debentures                                         220         (a)           (a)
         Imputed preferred dividend                                               (a)            (b)           (b)
                                                                               ---------      --------      ---------
      ADJUSTED NET INCOME                                                      $   8,935      $     714      $  1,163
                                                                               ---------      --------      ---------

      FULLY DILUTED EARNINGS PER COMMON SHARE                                  $    0.63      $    0.10     $    0.19
                                                                               =========      =========     =========

(a) Anti-dilutive or immaterial
(b) Not applicable for this period


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